Exhibit 23.5

Consent of Financial Strategies Consulting Group, LLC , Independent Expert

We consent to the reference to our firm under the caption ”Experts” and to the reference to our report dated March 7, 2006, in the amended Registration Statement (Form S-4, No. 333-138870) and related Prospectus of MCF Corporation.

/s/ Financial Strategies Consulting Group, LLC

San Francisco, California
January 17, 2007